SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of September 1, 2026, by and between DYNARESOURCE, INC., a Delaware corporation (the “Company”), and OCEAN PARTNERS UK LIMITED, a United Kingdom corporation (“Purchaser”).

RECITALS

A.
The Company intends to issue and sell up to 6,666,666 units, each unit consisting of one share of its common stock, par value $0.01 per share (“Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $0.51 per share in a private offering with certain existing stockholders of the Company on the terms set forth below (the “Offering”).
B.
In connection with the Offering, certain existing stockholders of the Company have agreed to, on a one-time basis and for a period of up to 120 days, (i) waive all share reservation obligations of the Company under any and all certificates, instruments, plans and/or agreements corresponding to the securities listed on Schedule Ahereto (the “Derivative Securities”), and (ii) not exercise or convert any Derivative Securities until such time as the Company files an amendment to its Amended and Restated Certificate of Incorporation, as amended, to either increase its number of authorized shares of Common Stock or effect a reverse stock split of the Common Stock, in each case to satisfy all share reservation obligations of the Company (the “Amendment”).
C.
As part of the Offering, the Board of Directors of the Company (the “Board of Directors”) has authorized the issuance to Purchaser for the aggregate purchase price set forth below (the “Purchase Price”), units (the “Units”), with each Unit consisting of (i) one share of Common Stock (such shares of Common Stock included in the Units, the “Shares”), and (ii) a warrant to purchase one share of Common Stock at an exercise price of $0.51 per share (the “Warrant,” and such shares of Common Stock issuable upon exercise of the Warrant, the “Warrant Shares”), each such Unit being sold at a purchase price of $0.45 per Unit.
D.
Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Units.

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is agreed as follows:

1.
DEFINITIONS.
1.1.
“Authorized Shares Increase” means an increase of the authorized shares of Common Stock or reverse stock split to accommodate the exercise of the Warrant to purchase the Warrant Shares in accordance with the terms of the Warrant (taking into account all issued and outstanding shares of Common Stock and all shares of Common Stock required to be reserved under all (a) outstanding Derivative Securities, (b) outstanding equity awards, and (c) Company equity incentive plans).
1.2.
“Authorized Shares Condition” means the approval by the requisite stockholders of the Company at a duly called meeting or by written consent of the Amendment and the filing of such Amendment with the Delaware Secretary of State.
1.3.
“Business Day” means any day other than a Saturday, Sunday, or any day on which banking institutions in the State of Texas are authorized or required by law, regulation, or executive order to close.
1.4.
“Series C Designation” means the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Senior Convertible Preferred Stock, as amended.
1.5.
“Series D Designation” means the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series D Convertible Preferred Stock, as amended.
1.6.
“Series E Designation” means the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series E Convertible Preferred Stock, as amended.
1.7.
“Preemptive Rights Waiver” means the waiver by the Series C preferred stockholder of its preemptive rights and other anti-dilution protections under the Series C Designation in connection with the Offering.
1.8.
“Share Reservation Waivers” means (a) the waiver by the Series C and Series E preferred stockholder of the Company’s share reservation requirements under the Series C Designation and the Series E Designation, respectively; (b) the waiver by at least 85% of the Series D preferred stockholders of the Company’s share reservation requirements under the Series D Designation with respect to their Series D preferred stock; (c) the waiver by at least 88% of the Company’s existing warrant holders of the Company’s share reservation requirements under their outstanding warrants; (d) the waiver by all of the Company’s existing option holders of the Company’s share reservation requirements under their respective options; and (e) the agreement of each of the waiving Series C, D, and E preferred stockholders, warrant holders, and option holders not to convert or exercise, as applicable, any of their respective outstanding convertible preferred stock, warrants, and/or options, in each case, until after the Authorized Shares Condition is satisfied, subject to any other conditions set forth in such waivers.
2.
PURCHASE AND SALE OF UNITS.

2.1.
Purchase and Sale. In reliance upon the representations and warranties of the Company and Purchaser contained herein and subject to the terms and conditions set forth herein, at the Closing (as defined below), Purchaser shall purchase, and the Company shall sell and issue to Purchaser, 1,891,667 Units for an aggregate Purchase Price of $851,250.15 (based on a purchase price of $0.45 per Unit), which Purchase Price was delivered by Purchaser to the Company by wire transfer of good funds to the account specified by the Company in advance of signing this Agreement.
2.2.
Issuance of Warrant. The Warrant shall be in the form attached hereto as Exhibit A and shall be exercisable for a period commencing on the date the Authorized Shares Condition is satisfied and ending at 5:00 p.m., Central time, on the later of (a) 180 days following the issuance date of the Warrant, and (b) 30 days following the satisfaction of the Authorized Shares Condition (the “Exercise Period”) at an exercise price of $0.51 per Warrant Share, subject to adjustment as provided therein.
3.
CLOSING.
3.1.
Date and Time. The sale of Units will take place at a closing (the “Closing”) at the offices of the Company or at such other place (or remotely) as the Company and Purchaser shall agree in writing concurrent with the execution of this Agreement.
4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to Purchaser to enter into this Agreement and to purchase the Units, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

4.1.
Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted. The Company and its subsidiaries have all governmental and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such licenses, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a material adverse effect on the Company’s business.
4.2.
Capitalization. As of immediately prior to the Closing, the Company was authorized to issue 60,001,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock and 20,001,000 shares of Preferred Stock (the “Preferred Stock”), of which 30,149,059 shares of Common Stock, 1,734,992 shares of Series C Preferred Stock, 760,000 shares of Series D Preferred Stock and 1,552,795 shares of Series E Preferred Stock were issued and outstanding. All outstanding shares of the Company’s capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any pre-emptive rights, other than those certain preemptive rights set forth in the Series C Designation. Schedule B hereto sets forth a complete and accurate list of (a) the number, class and beneficial owners of the Preferred Stock as of the date hereof and (b) the reserve requirements of the Company with respect to shares of

Common Stock required to be reserved under all (w) outstanding Derivative Securities, (x) outstanding equity awards, (y) Company equity incentive plans and (z) the Warrants offered in connection with the Offering.
4.3.
Authorization and Enforcement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.
4.4.
Reservation and Valid Issuance of Securities. Upon payment of the Purchase Price and issuance of the Units, (i) the Shares will be duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights, (ii) the Warrant will be duly authorized, validly executed and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, and (iii) the Warrant Shares, when issued and paid for upon exercise of the Warrant in accordance with its terms, will be duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights.
4.5.
Reservation of Warrant Shares. During the Exercise Period, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon exercise of the Warrant.
4.6.
No Conflict, Breach, Violation or Default; Third Party Consents. The execution, delivery and performance of this Agreement and the Warrant by the Company and the issuance and sale of the Units, including the Shares and the Warrant, and the issuance of the Warrant Shares upon exercise of the Warrant, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, or the Company’s Bylaws, both as in effect on the date hereof (collectively, the “Company Documents”), (ii) any shareholder agreement or voting agreement to which any officer, director or holder of more than 5% of the Company’s securities is a party, (iii) any statute, rule, regulation or order of any governmental agency, self-regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iv) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject; except in the case of each of clauses (iii) and (iv), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company or its ability to perform its obligations hereunder. No approval of or filing with any governmental authority or other third-party entity or person is required for the Company to enter into, execute or perform this Agreement, the Warrant or any related transaction document.
4.7.
SEC Reports and Financial Statements.
4.7.1.
SEC Reports. The Company has made available to Purchaser through the SEC’s EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, quarterly report, annual report, current report, registration statement, and definitive proxy statement or information statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since December 31, 2023 (collectively, the “SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. To the Company’s Knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.7.2.
Financial Statements. The financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing and as of the date of the Closing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All adjustments considered necessary for a fair presentation of the financial statements have been included.
4.7.3.
Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchaser and each other purchaser, set forth in Section 5 of this Agreement or such other purchasers’ applicable securities purchase agreement, the offer and sale of the Units (including the Shares and the Warrant) and the issuance of the Warrant Shares upon exercise of the Warrant will constitute an exempted transaction under the Securities Act, and registration of the Units, Shares, Warrant and Warrant Shares is not required. The Company shall make such filings as may be necessary to comply with the federal securities laws and the “blue sky” laws of any state in connection with the offer and sale of the Units and the issuance of the Warrant Shares, which filings will be made in a timely manner.
4.7.4.
For the purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.
4.8.
Compliance with Law; No Disqualification.
4.8.1.
OFAC. Neither the Company nor any of its affiliates or any of their respective directors, officers, employees or agents is a Person that is, or is owned or controlled by Persons that are: (A) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. Neither the Company nor any of its affiliates has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.
4.8.2.
Foreign Corrupt Practices Act. Neither the Company nor any director, officer, or employee of the Company, or to the Company’s Knowledge, any other person associated with or acting on behalf of the Company, including, without limitation, any agent or affiliate of the Company has (a) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.
4.8.3.
No Disqualification Events. With respect to the Units (including the Shares, Warrant and Warrant Shares), neither the Company, nor any of its predecessors, directors, executive officers, or any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the Units (each, an “Company Covered Person” and, collectively, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to Purchaser a copy of any disclosures provided thereunder.
4.9.
No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Units (including the Shares and the Warrant). For purposes of this Agreement, “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.
4.10.
Solvency. As of the date of this Agreement (assuming the closing of the Offering), the Company is solvent. For purposes of this Section 4.10, the Company shall be deemed to be solvent if (a) the fair value of its assets exceeds its total liabilities, and (b) the Company is able to pay its debts as they become due in the ordinary course of business.
5.
REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents, warrants and covenants to the Company as follows:

5.1.
Legal Power. Purchaser has the requisite power and is authorized to enter into this Agreement, to purchase the Units hereunder, and to carry out and perform its obligations under the terms of this Agreement.
5.2.
Due Execution. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.
5.3.
Access to Information. Purchaser understands that an investment in the Units involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Purchaser has been given full and complete access to the Company for the purpose of obtaining such information as Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Units. Purchaser represents that Purchaser has received and reviewed copies of the SEC Reports. Purchaser represents that Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Units, all as Purchaser or Purchaser’s investor’s representatives have deemed necessary to make an informed investment decision to purchase the Units.
5.4.
Restricted Securities.
5.4.1.
Purchaser has been advised that none of the Units, including the Shares and the Warrant underlying the Units, or the Warrant Shares, have been registered under the Securities Act or any other applicable securities laws and that the Units are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser representations as contained herein. Purchaser acknowledges that the Shares, Warrant and Warrant Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Shares, Warrant or Warrant Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.
5.4.2.
Purchaser represents that Purchaser is acquiring the Units for Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.
5.4.3.
Purchaser understands and acknowledges that the certificates or book-entry statements representing the Shares and the Warrant will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD,

DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (ii) THE SECURITIES ARE SOLD PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. NOTWITHSTANDING THE FOREGOING, NO NOTICE TO OR CONSENT OF THE COMPANY SHALL BE REQUIRED IN CONNECTION WITH ANY SUCH SALE OR TRANSFERS.”

5.4.4.
Purchaser acknowledges that an investment in the Units is not liquid and is transferable only under limited conditions. Purchaser acknowledges that the Shares, Warrant and Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Shares, Warrant or Warrant Shares.
5.5.
Accredited Investor; Sophistication and Ability to Bear Risk of Loss. Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act as of the date hereof and at any time it exercises the Warrant. Purchaser has not been organized for the specific purpose of acquiring the Units. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Units and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser’s financial condition. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Units.
5.6.
No Advertising. Purchaser has not received any general solicitation or advertising regarding the offer of the Units.
5.7.
Public Statements. Purchaser agrees not to issue any public statement with respect to the offering of the Units, Purchaser’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.
5.8.
Confidential. Purchaser acknowledges that the information made available to Purchaser other than the SEC Reports is confidential and non-public and agrees that all such information shall be kept in confidence by Purchaser and neither used by Purchaser for Purchaser’s own benefit (other than in connection with this subscription) nor disclosed to any third party for any reason; provided, however, that (a) Purchaser may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to Purchaser with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), (iii) is being disclosed pursuant to a subpoena or court order or is otherwise required to be provided by law, or (iv) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company) and (c) Purchaser may disclose such information as is necessary to enforce the terms of this Agreement.
5.9.
Exempt Offering. Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.
6.
CONDITIONS.
6.1.
Conditions Precedent to the Obligation of the Company to Close and to Sell the Units. The obligation hereunder of the Company to close and issue and sell the Units to Purchaser at the Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in their sole discretion.
6.1.1.
Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
6.1.2.
Performance by Purchaser. Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.
6.1.3.
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
6.1.4.
Delivery of Purchase Price. The Purchase Price for the Units shall be available in cleared funds and authorized by the Company and Purchaser, in their sole and absolute discretion, for distribution on the Closing in accordance with the terms hereof.
6.1.5.
Receipt of Waivers. The Company shall have received the necessary Preemptive Rights Waiver and Share Reservation Waivers.
6.1.6.
Voting Agreements. The Company and each of Golden Post Rail, LLC, Ocean Partners UK Limited, and Gareth Nichol shall have entered into voting agreements (the “Voting Agreements”) pursuant to which such stockholders shall have agreed to vote all of their shares entitled to vote at the Stockholder Meeting in favor of the Amendment, in accordance with and subject to the terms and conditions of the Voting Agreements.

6.2.
Conditions Precedent to the Obligation of Purchaser to Close and to Purchase the Units. The obligation hereunder of Purchaser to purchase the Units and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.
6.2.1.
Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
6.2.2.
Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.
6.2.3.
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
6.2.4.
No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
6.2.5.
Units. At the Closing, the Company shall have delivered to Purchaser evidence of delivery of the Shares along with all appropriate board resolutions or other necessary documentation. The Company shall also deliver this Agreement and the Warrant, duly executed by the Company.
6.2.6.
Receipt of Waivers. The Company shall have received the necessary Preemptive Rights Waiver and Share Reservation Waivers.
6.2.7.
Voting Agreements. The Company and each of Golden Post Rail, LLC, Ocean Partners UK Limited, and Gareth Nichol shall have entered into the Voting Agreements.
7.
COVENANTS AND AGREEMENTS
7.1.
Use of Proceeds. The Company will use the net proceeds from the sale of the Units for a repayment of a portion of the credit facility provided to the Company, and for general corporate and working capital purposes. The Company agrees that, without the prior written consent of Purchaser, the Company will not use any such proceeds (i) to redeem, repurchase or otherwise acquire, or to make any distributions in respect of, any of the Company’s securities, (ii) to repay or otherwise satisfy any indebtedness of the Company (other than the aforementioned credit facility), or (iii) for any personal, family, or household purpose.

7.2.
Satisfaction of Authorized Shares Condition. The Company covenants as follows with respect to the Authorized Shares Condition:
7.2.1.
Preliminary Proxy Statement. The Company shall prepare and file with the SEC a preliminary proxy statement (or preliminary information statement, if applicable) relating to the Authorized Shares Condition (the “Proxy Statement”) no later than thirty (30) days following the date of this Agreement. The Proxy Statement shall comply in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
7.2.2.
Definitive Proxy Statement. (A) If the SEC does not provide any comments on the Proxy Statement within the ten (10) day period following the filing of the preliminary Proxy Statement, the Company shall file the definitive Proxy Statement with the SEC promptly following the expiration of such ten (10) day period. (B) If the SEC provides comments on the Proxy Statement, the Company shall (i) respond to all such comments as promptly as practicable and use its reasonable best efforts to resolve all such comments with the SEC, and (ii) file the definitive Proxy Statement with the SEC within two (2) Business Days following the date on which the SEC confirms that it has no further comments on the Proxy Statement or otherwise clears the Proxy Statement for mailing. The Company shall promptly notify Purchaser of the receipt of any comments from the SEC on the Proxy Statement and shall provide Purchaser with copies of all correspondence between the Company and the SEC relating to the Proxy Statement.
7.2.3.
Stockholder Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) for the purpose of obtaining stockholder approval of the Amendment and satisfaction of the Authorized Shares Condition no later than sixty (60) days following the date of filing of the definitive Proxy Statement. The Company shall use its reasonable best efforts to solicit proxies in favor of the Amendment and shall include in the Proxy Statement the recommendation of the Board of Directors that stockholders vote in favor of the Amendment. If on the date of the Stockholder Meeting, or a date preceding the date on which the Stockholder Meeting is scheduled, the Company reasonably believes that (i) it will not receive proxies sufficient to obtain stockholder approval of the Amendment, whether or not a quorum would be present, or (ii) it will not have a quorum, then the Company may adjourn or postpone the Stockholder Meeting; provided, however, that any such adjournment or postponement shall not extend beyond ninety (90) days following the date of this Agreement without the prior written consent of Purchaser.
7.2.4.
Filing of Amendment. Promptly following receipt of the requisite stockholder approval of the Amendment at the Stockholder Meeting, the Company shall file the Amendment with the Delaware Secretary of State and provide evidence of such filing to Purchaser.
7.2.5.
Reasonable Best Efforts. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to satisfy the Authorized Shares Condition as promptly as practicable; provided that the Company shall not be in default under this Agreement or the Warrant to the extent it exercises reasonable diligence in seeking to satisfy the Authorized Shares Condition; and provided, further, that in no event will the Company be in default under this Agreement or the Warrant if any failure of the Authorized Shares Condition results from the acts or omissions of Purchaser or any other purchaser of the Units (i.e., failure of such purchaser to vote all of its shares entitled to vote on the Authorized Shares Increase in favor of the Authorized Shares Increase).
7.3.
Most Favored Nations. Other than other securities purchase agreements containing the same terms as this Agreement (other than the number of Units purchased), the Company has not entered into any side letter or similar agreement with any other subscriber, investor or potential investor in connection with such other subscriber’s, investor’s or potential investor’s direct or indirect investment in the Company or participation in the Offering. The Company represents, warrants, and covenants that it has not offered, and will not offer, to any other stockholder participating in the Offering any terms or conditions that are more favorable than those set forth in this Agreement. If, at any time on or after the date hereof, the Company offers or grants to any other stockholder participating in the Offering any rights, terms, or conditions that are more favorable than those provided to Purchaser under this Agreement (including, without limitation, with respect to the Purchase Price of the Units, warrant coverage, exercise price of the Warrant, anti-dilution protections, registration rights, information rights, board observation or participation rights, or any other economic or governance terms), then (a) the Company shall provide Purchaser with prompt written notice of such more favorable terms, and (b) such more favorable terms shall automatically and without further action by Purchaser be deemed to apply to Purchaser and this Agreement (and any related transaction documents) shall be deemed amended to incorporate such more favorable terms, effective as of the date such terms were first offered or granted to such other stockholder. If, at any time on or after the date hereof, the Company offers or grants to any other stockholder participating in the Offering any rights, terms, or conditions that are more favorable than those provided to Purchaser under this Agreement, then the Company shall promptly prepare an amendment to this Agreement, such that such more favorable terms shall be memorialized in the amendment and become binding upon the Company to the benefit of Purchaser.
7.4.
Standstill on Securities Issuances.
7.4.1.
From the date of this Agreement until such time as the Amendment has been duly filed with the Delaware Secretary of State (the “Standstill Period”), the Company shall not, without the prior written consent of Purchaser, directly or indirectly, issue, sell, grant or otherwise dispose of, or agree or commit to issue, sell, grant or otherwise dispose of, any shares of Common Stock, Preferred Stock, or any other equity securities of the Company, or any securities convertible into, exchangeable for, or exercisable for equity securities of the Company, or any options, warrants, or other rights to acquire any such equity securities.
7.4.2.
Notwithstanding the foregoing, the restrictions set forth in Section 7.4(i) shall not apply to: (A) the issuance of Units, Shares and Warrants pursuant to and in accordance with the terms of this Agreement and the Offering; and (B) other than those securities that are the subject of the Share Reservation Waivers, the issuance of shares of Common Stock upon the exercise or conversion of Derivative Securities outstanding as of the date hereof, in accordance with the terms of such Derivative Securities as in effect on the date hereof.
7.4.3.
The Company shall provide Purchaser with prompt written notice of the filing of the Amendment with the Delaware Secretary of State, together with evidence of such filing, and upon such filing, the Standstill Period shall automatically terminate without further action by either party.
8.
MISCELLANEOUS.
8.1.
Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of Delaware, and the United States District Court for the State of Delaware with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of Delaware by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 8.6, providedthat a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules. THE PARTIES HERETO WAIVE TRIAL BY JURY.
8.2.
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
8.3.
Entire Agreement. This Agreement and the exhibits and schedules attached hereto, and the other documents, including the Preemptive Rights Waiver and Share Reservation Waivers, delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
8.4.
Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
8.5.
Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each future holder of any security purchased under this Agreement and the Company.
8.6.
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile and in each case with a confirming email (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company: DynaResource, Inc.

The Urban Towers of Las Colinas

222 W. Las Colinas Blvd.

Suite 1910 North Tower

Las Colinas / Irving, TX 75039

Email: rhazelton@dynaresource.com

Attention: Rohan Hazelton

If to Purchaser: Ocean Partners UK Limited

3rdFloor, The Pearce Building, West Street

Maidenhead, Berkshire, UK SL6 1RL

Email: brent.omland@oceanpartners.com chamath.kodagoda@oceanpartners.com

Attention: Brent Omland

8.7.
Faxes, Electronic Mail and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
8.8.
Expenses. Except as specifically provided herein, each party shall bear its own costs and expenses, including legal and accounting fees, in connection with this Agreement and the transactions contemplated hereunder.
8.9.
Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.10.
Further Assurances. At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DYNARESOURCE, INC.

By: /s/ Rohan Hazelton

Name: Rohan Hazelton

Title: Chief Executive Officer

OCEAN PARTNERS UK LIMITED

By: /s/ Neil Poulter

Name: Neil Poulter

Title: Director

EXHIBIT A

Form of Warrant

[see attached]

[Form of Warrant]

SCHEDULE A

Derivative Securities

Name of Holder	Title of Derivative Securities	No. of Derivative Securities
Golden Post Rail, LLC	Series C Preferred Stock	1,734,992
Golden Post Rail, LLC	Series E Preferred Stock	1,552,795
Golden Post Rail, LLC	Series D Warrants	783,976
Gareth Nichol	Series D Preferred Stock	500,000
Ronald Vail	Series D Preferred Stock	100,000
Dale Petrini	Series D Preferred Stock	50,000
Rohan Hazelton	Options	750,000
Quinton Hennigh	Options	400,000

[Schedule A]

SCHEDULE B

Capitalization

Preferred Stockholders

Name of Holder	Class of Preferred Stock	No. of Shares
Golden Post Rail, LLC	Series C	1,734,992
Gareth Nichol	Series D	500,000
Ronald Vail	Series D	100,000
Dale Petrini	Series D	50,000
Thomas R. Tillander	Series D	35,000
Ralph C. Whalen	Series D	25,000
Paul Menegay	Series D	12,500
Jane Menegay	Series D	12,500
Duane Menegay	Series D	12,500
Paul Mark Woods	Series D	12,500
Golden Post Rail, LLC	Series E	1,552,795

Reserve Requirements

Category	Reserve Requirements
Derivative Securities (Series C, D, and E Preferred Stock and Series D Warrants)	10,450,184
Outstanding Equity Awards	3,592,142
Equity Incentive Plans (exclusive of Outstanding Equity Awards)	1,020,358
Warrants (Current Offering)	6,666,666

[Schedule B]